Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2011, with respect to the balance sheet of American Capital Mortgage Investment Corp., in Amendment No. 3 to the Registration Statement (Form S-11 No. 333-173238) and related Prospectus of American Capital Mortgage Investment Corp. for the registration of its common stock.

/s/ Ernst & Young LLP

McLean, Virginia

July 20, 2011